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                                                                 Exhibit (g)(6)

                                  APPENDIX "C"
                                       TO
                             THE CUSTODIAN AGREEMENT
                                     BETWEEN
                                 ING FUNDS TRUST
                                       AND
                          BROWN BROTHERS HARRIMAN & CO.

                    DATED AS OF _______________________,2000


THE FOLLOWING IS A LIST OF FUNDS FOR WHICH THE CUSTODIAN SHALL SERVE UNDER A CUSTODIAN AGREEMENT DATED AS OF _______________________ TO PROVIDE CUSTODIAL SERVICES TO THE FUNDS. (THE "AGREEMENT"):




                           ING INTERNATIONAL BOND FUND
                           ING GLOBAL BRAND NAMES FUND
                          ING INTERNATIONAL EQUITY FUND
                        ING EMERGING MARKETS EQUITY FUND
                            ING EUROPEAN EQUITY FUND
                     ING GLOBAL INFORMATION TECHNOLOGY FUND
                           ING GLOBAL REAL ESTATE FUND
                         ING GLOBAL COMMUNICATIONS FUND



IN WITNESS WHEREOF, EACH OF THE PARTIES HERETO HAVE CAUSED THIS APPENDIX TO BE EXECUTED IN ITS NAME AND ON BEHALF OF EACH SUCH FUND.



ING FUNDS TRUST                     BROWN BROTHERS HARRIMAN & CO.


BY:____________________             BY:_______________________________________
NAME:                               NAME:
TITLE:                              TITLE: